UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2005

DTS, Inc.

(Exact name of registrant as specified in its charter)

000-50335

(Commission File Number)

Delaware	77-0467655
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

5171 Clareton Drive

Agoura Hills, California  91301

(Address of principal executive offices, with zip code)

(818) 706-3525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 25, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of DTS, Inc. (the “Company”) established performance objectives for payment of incentive bonuses for fiscal 2005 for the Company’s executive officers.  In addition, Mr. Kirchner, the Company’s President and Chief Executive Officer, established performance objectives for payment of incentive bonuses for fiscal 2005 for other officers of the Company, including W. Paul Smith, Patrick Watson and Jan Wissmuller, who were identified as named executive officers in the Company’s definitive proxy statement relating to the 2005 Annual Meeting of Stockholders.  The bonus payouts will be based upon a combination of the Company’s achievement of certain revenue and operating income levels and each officer’s achievement of personal performance objectives set by the Committee, or, with respect to Messrs. Smith, Watson and Wissmuller, by Mr. Kirchner.  The target and maximum bonus payouts are set forth in the table below.

Name	Title	Base Salary	Target Bonus (% of Base Salary)	Maximum Bonus (% of Base Salary)

Daniel E. Slusser	Chairman of the Board of Directors	$100,000	80.0%	150.0%
Jon E. Kirchner	President and Chief Executive Officer	$335,000	80.0%	120.0%
Melvin L. Flanigan	Executive Vice President, Finance and Chief Financial Officer	$240,000	55.0%	82.5%
W. Paul Smith	Senior Vice President, Research and Development	$210,000	45.0%	67.5%
Patrick J. Watson	Senior Vice President, Strategy and Business Development	$195,000	45.0%	67.5%
Jan C. Wissmuller	Senior Vice President, Engineering and Product Development	$210,000	45.0%	67.5%

For Messrs. Slusser, Kirchner and Flanigan, the Company’s achievement of the financial performance objectives established by the Committee will be given an 80% weight and the officer’s achievement of the individual performance objectives established by the Committee will be given a 20% weight in determining actual bonus payout for fiscal 2005.  Messrs. Smith, Watson and Wissmuller are subject to the same Company performance objectives, but those Company objectives will be weighted 70% in determining actual bonus payout and personal performance objectives will be weighted 30%.  In each case, the actual bonus payout may be more or less than the targeted bonus amount, but not more than the maximum bonus amount indicated in the table above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: July 28, 2005	By:	/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President, Finance and
Chief Financial Officer